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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IBIS TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2005

Dear Stockholder,

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Ibis Technology Corporation (the "Company") to be held at 11:00 a.m. (local time) on Thursday, May 12, 2005 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923.

        At the Annual Meeting, two persons will be elected to the Board of Directors. The Company will also ask the stockholders to approve an amendment to the Company's 2000 Employee Stock Purchase Plan to increase by 300,000 shares the aggregate number of shares of Common Stock reserved for issuance under this plan and ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005. The Board of Directors believes that the matters you will be asked to vote on at the Annual Meeting are in the best interest of the Company, and urge you to vote FOR all of the proposals. The reasons are more fully explained in the accompanying proxy statement.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

Sincerely,
MARTIN J. REID President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

IBIS TECHNOLOGY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 12, 2005

To the Stockholders of Ibis Technology Corporation:

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, May 12, 2005 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 at 11:00 a.m. (local time) for the following purposes:

1.
To elect two members to the Board of Directors to serve for a term ending in 2008 and until their successors are duly elected and qualified.

2.
To consider and act upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan to increase by 300,000 shares the aggregate number of shares of Common Stock for issuance under this plan.

3.
To consider and act upon a proposal to ratify the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005.

4.
To transact such other business as may be properly brought before the Annual Meeting and any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on March 18, 2005 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

        All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS
William J. Schmidt Clerk

March 31, 2005

IBIS TECHNOLOGY CORPORATION
32 Cherry Hill Drive
Danvers, MA 01923
978-777-4247

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ibis Technology Corporation (the "Company"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the 2005 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 on Thursday, May 12, 2005 at 11:00 a.m. (local time), and any postponements or adjournments thereof (the "Meeting").

        This Proxy Statement and the accompanying proxy are being mailed on or about March 31, 2005 to all Stockholders entitled to notice of and to vote at the Meeting.

        The close of business on March 18, 2005 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting and any postponements and adjournments thereof. As of the close of business on March 18, 2005, the Company had 10,719,595 shares of common stock, par value $.008 per share ("Common Stock"), outstanding and entitled to vote. Holders of record of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders, and Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a Stockholder's right to attend the Meeting and vote in person.

        Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR Notice Items 1, 2, and 3. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Votes withheld from the nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when an individual holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the individual does not have discretionary voting power and has not received instructions from the beneficial owner.

        The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as director. Stockholders do not have cumulative voting rights with respect to the election of Directors. Any Stockholder submitting a proxy has a right to withhold authority to vote for the nominee by writing that nominee's name in the space provided on the proxy. With respect to all other matters to be acted upon at the Meeting, the affirmative vote of a majority of the total number of shares voted either for or against the proposal at the Meeting is required to approve a proposal. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to Stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

        The persons named in the proxies are officers of the Company. These persons are authorized, in their discretion, to vote upon such other business as may properly come before the Meeting or any postponements or adjournments thereof. The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all of the proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex, facsimile and personal solicitation by the directors, officers or employees of the Company. Such directors, officers or employees will not receive any additional compensation for such solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm's customary fees and expenses.

        The Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

SHARE OWNERSHIP

        The following table sets forth certain information as of February 28, 2005 concerning the ownership of Common Stock by (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer named in the Summary Compensation Table contained herein, and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned (2)
Name and Address (1)	Number	Percent
Martin J. Reid (3)	261,820	2.4%
Julian G. Blake, Ph.D. (4)	132,900	*
Angelo V. Alioto (5)	86,665	*
Robert P. Dolan (6)	61,452	*
Robert L. Gable (7)	31,250	*
Leslie B. Lewis (8)	23,300	*
Lamberto Raffaelli (9)	14,250	*
Donald F. McGuinness (10)	11,200	*
Dimitri Antoniadis, Ph.D. (11)	10,000	*
Cosmo S. Trapani (12)	3,125	*
Executive Officers and Directors as a group (10 Persons) (13)	635,962	5.6%

*
Represents beneficial ownership of less than 1% of the outstanding Common Stock.

(1)
The address for each beneficial owner is c/o Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, Massachusetts, 01923.

(2)
The number of shares of Common Stock issued and outstanding on February 28, 2005 was 10,719,595. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 28, 2005, plus shares of Common Stock subject to options held by such person or group at February 28, 2005 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(3)
Includes 260,820 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(4)
Includes 112,527 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(5)
Includes 63,942 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(6)
Includes 51,144 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(7)
Consists of 16,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(8)
Includes 15,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005

(9)
Consists of 11,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(10)
Consists of 10,200 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(11)
Consists of 10,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005.

(12)
Consists of 3,125 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2005

(13)
See footnotes 3 through 12 above.

MANAGEMENT

Directors

        The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term which expires at the upcoming Meeting (the "Class II directors"), Leslie B. Lewis and Cosmo S. Trapani constitute a class with a term ending in 2006 (the "Class III directors") and Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2007 (the "Class I directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        On February 17, 2005, the Board of Directors voted to nominate Donald F. McGuinness and Lamberto Raffaelli for election at the Meeting for a term of three years to serve until the 2008 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Leslie B. Lewis and Cosmo S. Trapani (Class III directors) and, Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (Class I directors) will serve until the Annual Meeting of Stockholders to be held in 2006 and 2007, respectively, and until their respective successors have been elected and qualified.

        The Board of Directors has determined that, with the exception of Martin J. Reid who is an executive officer of the Company, all of the members of the Board of Directors are "independent directors" within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. ("NASD").

        The names of the Company's current directors and certain information about them are set forth below:

Name	Age	Position
Martin J. Reid	63	President, Chief Executive Officer, and Chairman
Dimitri Antoniadis, Ph.D.	58	Director
Robert L. Gable (1)	74	Director
Leslie B. Lewis (1) (2)	64	Director
Donald F. McGuinness	72	Director
Lamberto Raffaelli (2)	54	Director
Cosmo S. Trapani (2)	66	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        The following is a brief summary of the background of each director of the Company:

        Martin J. Reid joined Ibis in December 1997 as President and Chief Executive Officer and as a director. In May 2000, Mr. Reid was elected to serve as Chairman of the Company's Board of Directors. From 1991 to 1996, Mr. Reid was President and Chief Executive Officer of Alpha Industries (now known as Skyworks Solutions), a publicly held manufacturer of a broad range of Gallium Arsenide products and silicon integrated circuits for the semiconductor industry. He served as a director of Alpha Industries from

1985 to January 1998 and of Asahi America from 1997 to November 1999, which merged with Asahi Organic Chemical in December 1999.

        Dimitri Antoniadis, Ph.D. was appointed to the Board of Directors in 1996. He is a Professor of Electrical Engineering at Massachusetts Institute of Technology (MIT) and has been a member of the faculty since 1978.

        Robert L. Gable was appointed to the Board of Directors in 1997. He has been a director and advisor (November 1998—October 1999), Chairman (June 1990—July 1998) and Chief Executive Officer (June 1990—October 1997) of Unitrode Corporation, a publicly held company which was acquired by Texas Instruments in October 1999.

        Leslie B. Lewis was appointed to the Board of Directors in 1998. From 1985 to 2003, he was President of Asahi America, Inc., a publicly held company, which merged with Asahi Organic Chemical in December 1999. He was Chief Executive Officer of Asahi from 1989 to 2003 and Chairman from 1996 to 2003. In January 2004 Mr. Lewis was appointed Operations Partner of Watermill Ventures, a private strategic investment firm.

        Donald F. McGuinness was appointed to the Board of Directors in 1996. He has been the Chairman (November 1988—present), President and Chief Executive Officer (November 1988 to February 1999) of White Electronic Designs, Inc., a publicly held company which was acquired by Bowmar Instrument Corporation in October 1998.

        Lamberto Raffaelli was appointed to the Board of Directors in 1998. In May 2001, he founded privately held LNX Corporation and serves as President and Chief Executive Officer. From 1994 to December 2000, he was President and Chief Executive Officer of Arcom, Inc., which was acquired by Quadrant-Vectron, a division of Dover Corporation International, in September 1999.

        Cosmo S. Trapani was appointed to the Board of Directors in 2003. From 1990 to 1999 he was Executive Vice President and Chief Financial Officer of Unitrode Corporation, a publicly held company. From 1999 to 2000 he was Senior Vice President and Chief Financial Officer of Circor International, a publicly held company and from 2000 to 2002 Mr. Trapani was Vice President and Chief Financial Officer of PRI Automation, a publicly held company.

Committees of the Board of Directors and Meetings

        Meeting Attendance.    The Board of Directors held four regular meetings, one special meeting and acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2004. The Board of Directors typically schedules a meeting in conjunction with the Company's Annual Meeting of Stockholders, and directors are encouraged to attend the Annual Meeting of Stockholders. All of the Company's seven directors attended the prior year's Annual Meeting of Stockholders. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2004.

        Audit Committee.    The Audit Committee has three members and currently consists of Lamberto Raffaelli, Leslie B. Lewis and Cosmo S. Trapani, none of whom is an officer or employee of the Company. The Audit Committee met four times and acted by unanimous written consent on one occasion in 2004. The Audit Committee reviews the engagement of the Company's independent registered public accounting firm, reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. A detailed listing of the Audit Committee's responsibilities is set forth in the Company's Audit Committee Charter adopted by the Board of Directors. The Audit Committee has determined that Mr. Trapani is an "audit committee financial expert" within the meaning of Rule 4350 of the NASD. Mr. Trapani and all of the other members of the Audit Committee, as evaluated by the Board of Directors in its business judgment, are independent directors within the meaning of Rule 4200(a)(15) of the NASD and is independent pursuant to the rules of the Securities and Exchange Commission for the purposes of being an independent member of the Audit Committee.

        Compensation Committee.    The Compensation Committee has two members and currently consists of Robert L. Gable and Leslie B. Lewis. The Compensation Committee met one time during fiscal 2004 and acted by unanimous written consent on three occasions. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further, administers stock and employee benefit plans, including the Company's 1993 Employee, Director and Consultant Stock Option Plan (the "1993 Plan"), the Amended and Restated 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") and the Ibis Technology Corporation 2000 Employee Stock Purchase Plan. All of the members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the NASD.

        Nominating Committee.    The Company does not have a standing Nominating Committee. Due to the size of the Company, the resulting efficiency of a Board of Directors that is also limited in size, and the lack of turnover in Ibis' Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates for nomination to the Board of Directors are discussed by the entire Board of Directors, and director nominees are selected by a majority of the independent directors meeting in executive session. Both of the nominees recommended for election to the Board of Directors at the Meeting are directors standing for re-election.

        The Board of Directors believes that it is necessary that the majority of the Board of Directors be comprised of independent directors as set forth in the Marketplace Rules 4200 and 4350 of The NASDAQ Stock Market, Inc. and it is desirable to have at least one financial expert on the Board of Directors as set forth in Section 401(h) of the Regulation S-K under the federal securities laws. When considering potential director candidates, the Board considers the candidate's character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In 2004 we did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

        The Company's By-laws include a procedure whereby its stockholders can nominate persons for election to the Board of Directors. The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in its By-laws. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns more than five percent of its voting stock.

        Compensation Committee Interlocks and Insider Participation.    The Compensation Committee consists of two members, Leslie B. Lewis and Robert L. Gable, neither of whom was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company requiring disclosure herein. During the fiscal year ended December 31, 2004, no executive officer of the Company served as a (a) member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (b) director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (c) member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Stockholder Communications with the Board of Directors

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Company Clerk at our principal executive offices located at 32 Cherry Hill Drive, Danvers, Massachusetts 01923. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address of the stockholder sending such communication, as they appear on the Company's books, and (iii) the class and number of shares of Ibis that are beneficially owned by such stockholder. Complaints and general communications related to accounting matters will be referred to members of the Audit Committee. The Company Clerk will forward all other communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Company Clerk has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Ethical Conduct

        The Company has adopted a Code of Ethical Conduct that applies to all officers, directors, employees and consultants. The Code of Ethical Conduct is intended to comply with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 and with applicable rules of The NASDAQ Stock Market, Inc. The Company's Code of Ethical Conduct and its Financial Information Integrity Policy are available on the Company's web site at www.ibis.com, free of charge.

Compensation of Directors

        Pursuant to either the 1993 Plan or the 1997 Plan, each non-employee director of the Company then serving as a director is automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock following each Annual Meeting of Stockholders of the Company. These options vest in full immediately prior to the annual meeting following the date the options are granted and have an exercise price equal to the closing price of the Common Stock for the trading day immediately preceding the grant date.

        Non-employee directors of the Company have been automatically granted the following options under the 1993 and 1997 Plans as of December 31, 2004:

Director	Aggregate Option Grants	Weighted Average Exercise Price
Dimitri Antoniadis, Ph.D.	11,250(1)	$13.57
Donald F. McGuinness	11,250(1)	$13.57
Robert L. Gable	10,000(1)	$14.92
Leslie B. Lewis	8,750(1)	$15.39
Lamberto Raffaelli	8,750(1)	$15.39
Cosmo S. Trapani	2,500(1)	$8.11

(1)
Each director was granted options for 1,250 shares upon their election to the Board of Directors. This initial grant for 1,250 shares vested in full immediately prior to the Annual Meeting following the date the options were granted. All options have vested with the exception of options for 1,250 shares granted immediately following the Company's 2004 Annual Meeting. Such options were granted with an exercise price of $7.20 and vest in full immediately prior to this year's Meeting.

        In addition, Dr. Antoniadis and Messrs. McGuinness, Gable, Lewis, Raffaelli and Trapani were each granted an option to purchase 7,500 shares upon their election to the Board of Directors in July 1996, July 1996, July 1997, November 1998, November 1998 and August 2003, respectively, at exercise prices of $6.50, $6.50, $9.75, $10.44, $10.44 and $9.01, respectively. The option grants for 7,500 shares vested, or will vest, in three or four equal annual installments commencing one year from the date of grant.

        The Company pays each non-employee director (Dr. Antoniadis, Mr. McGuinness, Mr. Gable, Mr. Lewis, Mr. Raffaelli and Mr. Trapani) $1,000 for each meeting of the Board of Directors or meeting of a committee of the Board that each of them attends and $250 for each telephonic meeting of the Board or telephonic meeting of a committee of the Board in which they participate. In 2004, the aggregate amount of compensation and reimbursement for such expenses paid to all of these directors was approximately $31,500.

Executive Officers and Significant Employees

        The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for the Chief Executive Officer, who has an employment agreement with the Company, all executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Gerald T. Cameron	49	Chief Operating Officer
William J. Schmidt	50	Chief Financial Officer, Treasurer and Clerk
Angelo V. Alioto	58	Director of Sales and Marketing
Julian G. Blake, Ph.D.	60	Vice President of Engineering
Robert P. Dolan	45	Vice President of Wafer Technology

        Gerald T. Cameron On April 8, 2005 Gerald Cameron tendered his resignation as Chief Operating Officer of Ibis Technology. Mr. Cameron will continue in his current assignment through June 30, 2005, or until his successor is found, whichever occurs first. Mr. Cameron joined the Company in March 2002 as

Operations Manager and was appointed Chief Operating Officer in May 2002. Mr. Cameron was most recently Vice President and General Manager of the Electron Beam Review Division of KLA-Tencor Corporation from April 1998 to June 2001. Prior to his work at KLA-Tencor, from June 1990 to March 1998 he was President and COO of Amray, Inc., a privately owned provider of scanning electron microscope based defect review tools, which was acquired by KLA-Tencor in April 1998.

        William J. Schmidt joined the Company and was appointed Chief Financial Officer and Treasurer and Clerk in May 2004. Mr. Schmidt most recently was Vice President of Finance and Corporate Controller from April 2002 to May 2004 at High Voltage Engineering Corporation, where he was responsible for the overall financial management of this $500 million capital equipment manufacturer. Prior to joining High Voltage, Mr. Schmidt served in senior level financial positions including Vice President of Finance and CFO roles at the operations of several leading technology companies including PRI Automation (Brooks), PerkinElmer and Philips Electronics Corporation.

        Angelo V. Alioto joined the Company in 1990 as a Regional Sales Manager, became Worldwide Sales Manager, in 1991 and was elected as Vice President of Sales in December 1993 and Vice President of Marketing in January 1996. On September 1, 2004 he resigned the position of Vice President of Sales and Marketing and assumed his current position of Director of Sales and Marketing.

        Julian G. Blake, Ph.D. joined the Company in 1998 as Director of Technology. In February 1999, he was appointed Vice President of Engineering. From 1983 to 1998, Dr. Blake was Technical Director at the Flat Panel Division and Chief Scientist at the Semiconductor Equipment Operations of Eaton Corporation (now known as Axcelis Technologies), a publicly held manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets.

        Robert P. Dolan, joined the Company in 1988 as Production Manager. In January 1997, he was appointed Vice President of Wafer Manufacturing. In August 2004, he was appointed Vice President of Wafer Technology. The Wafer Technology Group was formed after discontinuance of wafer operations to continue to work with our customers to improve the SIMOX process.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation for services rendered to the Company in all capacities during the Company's last three fiscal years paid to or earned by: (i) the Chief Executive Officer of the Company (the "CEO") and (ii) the other executive officers of the Company (other than the CEO) whose salary and bonus earned during fiscal 2004 exceeded $100,000 (all of these officers are referred to herein collectively as the "Named Executive Officers").

Summary Compensation Table

Long-term Compensation Awards
Annual Compensation (1)
Name and Principal Position	Fiscal Year				Securities Underlying Options(#)	All Other Compensation($)
		Salary($)		Bonus($)
Martin J. Reid President, Chief Executive Officer and Chairman	2004 2003 2002	$ $ $	212,109 212,385 231,804	— — —	50,000 30,517 30,000	$ $ $	3,564(2 3,168(2 1,296(2	) ) )
Angelo V. Alioto Vice President Marketing and Sales	2004 2003 2002	$ $ $	117,696 129,484 143,690	— — —	3,500 11,319 5,000	$ $ $	1,290(2 1,032(2 720(2	) ) )
Julian G. Blake, Ph.D. Vice President Engineering	2004 2003 2002	$ $ $	139,128 139,633 153,900	— — —	11,000 16,739 12,000	$ $ $	1,733(2 1,393(2 933(2	) ) )
Robert P. Dolan Vice President Manufacturing	2004 2003 2002	$ $ $	138,925 127,867 129,675	— — —	7,500 9,017 10,000	$ $ $	518(2 240(2 240(2	) ) )

(1)
The annual compensation figures in 2003 and 2004 for the Named Executive Officers reflect temporary reductions in salary as a result of cost reduction initiatives in those years.

(2)
All Other Compensation for Mr. Reid, Mr. Alioto, Dr. Blake, and Mr. Dolan during 2004 represents premiums paid by the Company with respect to term life insurance for their benefit

Option Grants

        The following table sets forth certain information regarding each stock option granted to a Named Executive Officer during fiscal 2004.

Option Grants During Year Ended December 31, 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		% Of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(#)(1)
Name			Exercise Price ($/Share)(2)	Expiration Date
					5%	10%
Martin J. Reid	50,000	21%	$3.63	08/24/14	$114,345	$288,585
Angelo V. Alioto	3,500	1%	$3.63	08/24/14	$8,004	$20,201
Julian G. Blake, Ph.D.	11,000	5%	$3.63	08/24/14	$25,156	$63,489
Robert P. Dolan	7,500	3%	$3.63	08/24/14	$17,152	$43,288

(1)
Options were granted pursuant to the 1997 Plan. All options are incentive stock options which vest in four equal annual installments commencing one year from the date of grant. All options granted to the Named Executive Officers terminate ten years after the grant date, subject to earlier termination in accordance with the 1997 Plan and the applicable option agreement. In the event of an "Acquisition" of the Company (as defined in the 1993 and 1997 Plans), the administrator of the Plans may either (i) make appropriate provision for the continuation of outstanding options, (ii) provide for accelerated vesting and/or exercise of outstanding options on certain conditions, or (iii) terminate all options in exchange for a cash consideration payment in connection with such Acquisition.

(2)
Under the terms of the 1997 Plan, the exercise price of both incentive and non-qualified stock options may be no less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

(3)
Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

Option Exercises and Fiscal Year-End Values

        The following table provides information regarding the exercises of options by each of the Named Executive Officers during fiscal 2004. The table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2004 and the value of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of the Unexercised In-The-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Martin J. Reid	—	—	255,570	91,030	$0	$4,500
Angelo V. Alioto	—	—	61,942	15,422	$0	$315
Julian G. Blake, Ph.D.	—	—	109,777	29,173	$0	$990
Robert P. Dolan	—	—	48,394	23,138	$0	$675

(1)
The value of unexercised in-the-money options at December 31, 2004 is based on the difference between the fair market value of the Common Stock of $3.72 (the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 2004) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options, and does not reflect amounts that actually may be received by the Named Executive Officers.

Employment Contracts and Change of Control Arrangements

        The Company has an employment agreement with Martin J. Reid. This agreement, dated November 12, 2003, provides that Mr. Reid is to serve as President and Chief Executive Officer of the Company until December 31, 2006, at an initial annual base salary of $220,000, subject to change from time to time as determined by action of the Board of Directors. The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "Report of Compensation Committee on Executive Compensation—Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. This agreement also contains a one-year post termination non-competition provision.

        In 2005, the Company entered into a Restated Change of Control Agreement with Martin J. Reid and a Change of Control Agreement with William J. Schmidt. In the event that Mr. Reid's employment is terminated in connection with a Change of Control (as defined in his agreement) of the Company, he will be paid a lump sum equal to twice the highest annual salary for the preceding three year period. In the event that Mr. Schmidt's employment is terminated in connection with a Change of Control (as defined in his agreement) of the Company, he will be paid a lump sum equal to one times his highest annual salary for the preceding three year period. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under the agreements, each of Mr. Reid and Mr. Schmidt will also be provided health benefits for a period of time following termination or until the date they become eligible for such coverage offered by a subsequent employer if earlier. Mr. Reid is entitled to these benefits for two years and Mr. Schmidt is entitled to these benefits for one year. These severance compensation and benefits shall replace, and be provided in lieu of, any severance compensation and benefits that may be provided under any other agreement.

        All of the Company's employees are subject to certain confidentiality and non-competition obligations. Each employee has also agreed that all inventions, discoveries and developments which may be used in the Company's business and that are developed by such employee during his or her employment with the Company are the Company's property and the employee will assign his or her rights therein to the Company.

        In the event of an "Acquisition" of the Company (as defined in the 1993 and 1997 Plans), the administrator of the Plans may either (i) make appropriate provision for the continuation of outstanding options, (ii) provide for accelerated vesting and/or exercise of outstanding options on certain conditions, or (iii) terminate all options in exchange for a cash consideration payment in connection with such Acquisition.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of Leslie B. Lewis and Robert L. Gable, both non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, approve and make recommendations regarding the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further to administer stock and employee benefit plans.

Base Salary and Benefits

        The compensation philosophy of the Company is to maintain executive base salaries at a competitive level to enable the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals. In determining appropriate base salary levels and other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience, past accomplishments, and data obtained through participation in industry surveys, as well as by monitoring developments in key industries such as the semiconductor industry. Periodic adjustments in base salary relate to individual performance against pre-established objectives and to competitive factors. Executive officers are also entitled to participate in benefit plans generally available to employees.

Annual Incentive Bonuses

        The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's progress toward completing the established goals and financial performance goals for the Company.

Stock Options

        The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options are granted to all permanent employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of pre-established goals, but also the number and term of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Compensation Committee determines the size of option grants to executive officers.

Chief Executive Officer's Compensation

        Martin J. Reid was appointed to the position of President and Chief Executive Officer effective December 1, 1997, and continues his employment with the Company under an employment agreement which terminates on December 31, 2006. For fiscal year ended December 31, 2004, Mr. Reid's annual base salary was $237,935. However, for the first 2 months of 2004 his actual pay was reduced due to the Company's cost savings initiatives. Mr. Reid's base pay is also subject to change from time to time by action of the Board. The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "—Annual Incentive Bonuses." Mr. Reid did not receive a bonus in 2004. In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. On December 1, 1997, Mr. Reid was granted options to purchase 140,000 shares of common stock at fair market value on the date of grant. Of the 140,000 options granted to Mr. Reid, 35,000 vested immediately and the remaining 105,000 vested in three equal annual installments commencing one year from the grant date. In addition, on February 4, 1999, January 4, 2000, January 4, 2001, August 7, 2001, December 3, 2001, June 17, 2002, February 6, 2003, August 26, 2003, September 1, 2003 and August 24, 2004, Mr. Reid was granted options to purchase 50,000, 50,000, 6,000, 30,000, 4,083, 30,000, 15,000, 9,517, 6,000 and 50,000 shares each of Common Stock at fair market value of the date of grant. The options vest in four equal annual installments commencing one year from the grant date, except the option to purchase 9,517 shares, which vests in two equal installments, and the option to purchase 6,000 shares, which vests in one installment.

        In March 2005, the Company entered into a Restated Change of Control Agreement with Mr. Reid. In the event that Mr. Reid's employment is terminated in connection with a Change of Control (as defined in such agreement) of the Company, Mr. Reid will be paid twice his highest annual salary during the preceding three year period. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under this agreement, Mr. Reid will also be provided health benefits until the earlier of two years following his termination or the date he becomes eligible for such coverage offered by a subsequent employer. These severance compensation and benefits shall replace, and be provided in lieu of, any severance compensation and benefits that may be provided under any other agreement.

        It is the belief of the Compensation Committee that Mr. Reid's salary and bonus structure is consistent with that received by his counterparts in similar-sized companies in semiconductor-related industries and other comparable companies.

The Compensation Committee:
Robert L. Gable Leslie B. Lewis

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists of Leslie B. Lewis, Lamberto Raffaelli and Cosmo S. Trapani, each of whom meets the independence and experience requirements prescribed by applicable law and the rules of the SEC for Audit Committee Membership and is an "independent director" as defined in NASD Rule 4200(a)(15), has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit process. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASD. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. As more fully described in the Charter, the Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2004, the Audit Committee took the following actions:

  •
  Reviewed and discussed the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year with management and KPMG LLP, the Company's independent registered public accounting firm;

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and KPMG LLP;

  •
  Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and a letter from KPMG LLP regarding its independence as required by the Independence Standards Board Standard No. 1. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        The Audit Committee regularly discusses with management and the independent registered public accounting firm the financial information of the Company and the Company's systems of internal controls and its audit process. The Audit Committee met with the independent registered public accounting firm (both independently and with the Company's management) to review the issues required to be addressed by the Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), including various issues relevant to the audit, including (a) the Company's financial statements, (b) the report of the independent registered public accounting firm on the results, scope and terms of their work, and (c) the recommendations of the independent registered public accounting firm regarding the financial practices and policies employed by the Company.

        As part of its obligations, the Audit Committee reviewed the Company's audited financial statements and met with both management and the independent registered public accounting firm to review and discuss the Company's financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received from, and discussed with, the independent registered public accounting firm the written disclosure, the letter required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees) and the independence of KPMG LLP.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee:
Leslie B. Lewis Lamberto Raffaelli Cosmo S. Trapani

PERFORMANCE GRAPH1

        The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on December 31, 1999 and plotted at the end of each fiscal year thereafter, in each of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Media General Financial Services SIC Code Index 3674—Semiconductors, Related Devices—which consists of other companies in the semiconductor industry. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

Relative Dollar Values

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Ibis Technology Corporation	$100.00	$38.79	$29.96	$9.47	$22.67	$7.50

SIC Code Index	$100.00	$74.30	$60.30	$28.37	$53.39	$40.86

Nasdaq Market Index	$100.00	$62.85	$50.10	$34.95	$52.55	$56.97

1
The graph is not "soliciting material" under Regulation 14A or 14C of the rules promulgated under the Securities Exchange Act of 1934, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Certain Transactions

        In 2004, the Company was not a party to any transaction or series of transactions or business relationship in which the amount involved exceeded $60,000 involving any of its officers, directors or stockholders who own more than 5% of the Company's Common Stock, nor is there currently proposed any such transaction or series of transactions or business relationship.

DESCRIPTION OF EQUITY PLANS

        The Company maintains three equity compensation plans under which the Company's equity securities are authorized for issuance to the Company's employees and/or directors. These plans consist of (a) the Company's 1993 Employee, Director and Consultant Stock Option Plan, as amended; (b) the Company's 1997 Employee, Director and Consultant Stock Option Plan; and (c) the Company's 2000 Employee Stock Purchase Plan.

        Each of the foregoing equity compensation plans was approved by the stockholders of the Company. An amendment to increase the number of shares reserved for issuance under the Company's 2000 Employee Stock Purchase Plan is being submitted for approval by the stockholders at the Annual Meeting. The table below presents information about all of the foregoing plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)(1)
Equity compensation plans approved by security holders(2)	1,348,235		$14.06	241,243	(3)
Equity compensation plans not approved by security holders	0	$	N/A	0

Total	1,348,235		$14.06	241,243

(1)
On February 17, 2005, the Board of Directors voted to approve, subject to stockholder approval, an amendment to the 2000 Employee Stock Purchase Plan to increase by 300,000 shares the aggregate number of shares of Common Stock that can be sold to eligible employees. Therefore, no information is included in the table above with regard to the proposed increase in the number of shares of Common Stock reserved under this plan as such amendment was not in effect as of December 31, 2004.

(2)
The 2000 Employee Stock Purchase Plan is not included in (a) and (b) above as the number of outstanding options and weighted-average exercise price are not determinable under the 2000 Employee Stock Purchase Plan.

(3)
This amount includes 64,525 non-transferable options available for exercise as of December 31, 2004 under the 2000 Employee Stock Purchase Plan.

1993 Employee, Director and Consultant Stock Option Plan, as amended

        All employees, directors and consultants of the Company and its affiliates (approximately 65 people) are eligible to participate in the 1993 Plan. Options granted under the 1993 Plan may be either (i) options to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options granted under the 1993 Plan may not be granted at a price less than the closing price of the Common Stock for the trading day immediately preceding the grant date, or 110% of the fair market value in the case of employees holding 10% or more of the voting stock of the Company.

Non-qualified stock options granted under the 1993 Plan may not be granted at an exercise price less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

        A total of 750,000 shares of Common Stock were initially reserved for issuance under the 1993 Plan. As of December 31, 2004, options to purchase up to an aggregate of 94,110 shares of Common Stock were outstanding, at a weighted average exercise price of $ 11.27 per share. The 1993 Plan has expired and there are no options available for issuance; however, the 1993 Plan continues to govern all options, awards and other grants granted and outstanding under the 1993 Plan.

        Please refer to the actual text of the 1993 Plan for a more detailed description of the features of the 1993 Plan.

1997 Employee, Director and Consultant Stock Option Plan, as amended

        All employees, directors and consultants of the Company and its affiliates (approximately 65 people) are eligible to participate in the 1997 Plan. Options granted under the 1997 Plan may be either (i) options to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options granted under the 1997 Plan may not be granted at a price less than the closing price of the Common Stock for the trading day immediately preceding the grant date, or 110% of the fair market value in the case of employees holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the 1997 Plan may not be granted at an exercise price less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

        Upon the initial adoption of the 1997 Plan, a total of 750,000 shares of Common Stock were initially reserved for issuance. The 1997 Plan was amended by the Company's Board of Directors and its Stockholders on two occasions in order to increase the number of shares of Common Stock reserved for issuance to its current total of 1,650,000 shares. As of December 31, 2004, options to purchase up to an aggregate of 1,254,125 shares of Common Stock were outstanding, at a weighted average exercise price of $14.27 per share.

        Please refer to the actual text of the 1997 Plan for a more detailed description of the features of the 1997 Plan.

2000 Employee Stock Purchase Plan

        Please refer to the information contained below the "Item 2—Increase in the Aggregate Number of Shares Reserved for Issuance Under the Company's Employee Stock Purchase Plan" on page 23 for a description of the material features of the 2000 Employee Stock Purchase Plan.

ELECTION OF DIRECTORS

(Notice Item 1)

        The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term which expires at the upcoming Meeting (the "Class II directors"), Leslie B. Lewis and Cosmo S. Trapani constitute a class with a term ending in 2006 (the "Class III directors") and Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2007 (the "Class I directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        Pursuant to the Articles of Organization and By-Laws, on February 17, 2005 the Board of Directors voted to nominate Donald McGuinness and Lamberto Raffaelli (the Class II directors) for election at the Meeting for a term of three years to serve until the 2008 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Leslie B. Lewis and Cosmo S. Trapani (the Class III directors) and Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (the Class I directors) will serve until the Annual Meetings of Stockholders to be held in 2006 and 2007, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place or the Board of Directors will fix the number of directors at a lesser number. The Board has no reason to believe that the nominee will be unable or unwilling to serve.

        The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF DONALD MCGUINNESS AND LAMBERTO RAFFAELLI AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INCREASE IN THE AGGREGATE NUMBER OF SHARES
RESERVED FOR ISSUANCE UNDER THE
COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

(Notice Item 2)

General

        The Company's Board of Directors and its Stockholders approved the Ibis Technology Corporation 2000 Employee Stock Purchase Plan (the "Purchase Plan") in May 2000. A total of 300,000 shares of Common Stock were initially reserved for issuance under the 2000 Purchase Plan to be sold to eligible employees of the Company at a discount from the market value of the shares. The Board of Directors adopted the Purchase Plan because the Directors believe that it was desirable to offer employees an inducement to acquire an ownership interest in the Company. On February 17, 2005, the Board of Directors voted to approve, subject to stockholder approval, an amendment to the Purchase Plan to increase by 300,000 shares the aggregate number of shares of Common Stock that can be sold to eligible employees.

Material Features of the Plan

        All employees that work 20 hours or more per week, who have been continuously employed by the Company for at least three months immediately prior to any offering period and who are not considered temporary employees are eligible to participate in the Purchase Plan. Temporary employees are defined as employees who are employed by the company for a specified period of time, less than six months. However, any employee who would own more than 5% of the voting power of the Company's stock immediately after a grant under the Purchase Plan is not eligible to participate and no participant may purchase more than $25,000 of Common Stock, based on the undiscounted value of the Common Stock at the beginning of each offering period, in any one calendar year.

        The Purchase Plan is implemented by a series of offering periods, with a new offering period starting on June 1, and December 1 of each year (or such other times as may be determined by the Board of Directors). To participate in the Plan an eligible employee will authorize the Company to deduct up to 15% of the employee's pay, not to exceed $21,250 per year, beginning on the first day of each designated offering period. On the first business day of each offering period, each eligible employee who has elected to participate in the Purchase Plan will be granted an option to purchase shares of the Company's Common Stock. Unless a participating employee withdraws from the Purchase Plan prior to the end of the offering period, on the last day of the offering period the option will be automatically exercised for the purchase of a number of shares of the Company's Common Stock determined by dividing the employee's contributions during the offering period by the lesser of (i) 85% of the fair market value of the Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of the Common Stock on the last of the offering period. Under the Purchase Plan, the fair market value of a share of Common Stock on a given date shall be determined by the Board of Directors based on the closing sale price of the Common Stock for such date (or if the Common Stock is not traded on such date, on the immediately preceding trading date), as reported on the Nasdaq National Market.

        A participant may, on one occasion only during an offering period, decrease the amount of payroll deductions or may withdraw from participation in the Purchase Plan at any time. If a participant withdraws from the Purchase Plan or becomes ineligible to participate in the Purchase Plan, any accumulated employee contributions are paid back to such participant.

        The Board of Directors may amend or terminate the Purchase Plan at any time and in any respect without shareholder approval unless shareholder approval of the amendment in question is required under Massachusetts law, the Internal Revenue Code of 1986, as amended (the "Code"), any applicable exemption from Section 16 of the Securities Exchange Act of 1934, as amended, for which the Company intends transactions by executive officers or directors of the Company to qualify, any national securities exchange or system on which the Common Stock is then listed or reported, or under any other applicable laws, rules, or regulations. The Purchase Plan will continue in effect for a term of ten years, subject to the right of the Board of Directors to terminate the Purchase Plan at any earlier time.

        A copy of the Purchase Plan is annexed hereto as Exhibit 1.

Certain Federal Income Tax Consequences

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and, as a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Code. A participant in an offering under the Purchase Plan will not recognize income subject to Federal income tax at the commencement of an offering period or at the time shares are purchased. However, any discount from the market price on the purchase date may be subject to employment taxes (FICA and FUTA). No Federal income tax consequences result to the Company at the commencement of an offering period under the Purchase Plan, upon the subsequent purchases of Common Stock by participants, or upon the disposition of shares acquired under the Purchase Plan other than with respect to a disqualifying disposition (as described below). If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to fifteen percent (15%) of the market price of the shares on such commencement date; any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

        If the shares are disposed of within either the two-year or one-year periods mentioned above (a so-called disqualifying disposition), the participant will recognize ordinary income at the time of such disposition in an amount equal to the difference between fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the Company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the Company.

        As of February 28, 2005, a total of approximately 59 employees, including all officers, are eligible to participate in the Purchase Plan. However it is not possible to determine how many employees will elect to participate, the amount that participating employees will elect to contribute, or the number of shares which may be purchased and the price thereof under the Purchase Plan. If the amendment to the Purchase plan is not approved by shareholders, a limited number of shares will be available for the June 2005 offering and thereafter the Plan will effectively be null and void.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to adopt the amendment to the Purchase Plan to increase by 300,000 shares the aggregate number of shares of Common Stock for issuance under the Purchase Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 300,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THIS PLAN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

        The Audit Committee of the Board of Directors has appointed KPMG LLP, Independent Registered Public Accounting Firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. The Board proposes that the Stockholders ratify this appointment. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2004. The Company expects that representatives of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit and Non Audit Fees

        The following table presents fees for professional services rendered by KPMG LLP and billed to us for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2004 and fees billed for other services rendered by KPMG LLP during those periods.

Fees	Fiscal 2004	Fiscal 2003
Audit Fees	$95,730	$98,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Totals	$95,730	$98,000

        Audit Fees.    Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the SAS 100 quarterly reviews of financial statements included in our Form 10-Q filings and services, including, consent procedures rendered in conjunction with other SEC filings in fiscal years 2004 and 2003.

        Audit-Related Fees.    Audit-related services include fees for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or the review of the Company's financial statements and are not reported as Audit Fees. No such services were provided during fiscal years 2004 and 2003.

        Tax Fees.    Tax services include fees for professional services rendered by the independent registered public accounting firm relating to tax compliance, tax advice and tax planning. No such services were provided during fiscal years 2004 and 2003.

        All Other Fees.    All other fees include all other non-audit services. No such services were provided during fiscal years 2004 and 2003.

        The Audit Committee has determined that the provision of the services provided by the independent registered public accounting firm, as set forth herein, is compatible with maintaining the independence of the independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and allowable non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate the authority to grant pre-approval of auditing or allowable non-audit services to one or more members of the Audit Committee. Each pre-approval decision pursuant to this delegation will be presented to the full Audit Committee at its next scheduled meeting for ratification. All audit or allowable non-audit related fees described above were approved by the Audit Committee prior to services being rendered.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent registered public accounting firm. In the event that ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

        To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2006, stockholder proposals must be received no later than November 29, 2005. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than March 29, 2006 and no earlier than February 27, 2006. All stockholder proposals should be marked for the attention of Clerk, Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, MA 01923.

ANNUAL REPORT

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, may be obtained by any stockholder without charge at their request by writing to:

      Investor Relations
      Ibis Technology Corporation
      32 Cherry Hill Drive
      Danvers, Massachusetts 01923

        To the extent that this proxy statement has been, or will be, incorporated by reference by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled "Compensation Committee Report," Audit Committee Report," and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:
William J. Schmidt Clerk

March 31, 2005

Appendix A

IBIS TECHNOLOGY CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the 2000 Employee Stock Purchase Plan (the "Plan") of Ibis Technology Corporation (the "Company").

        1.    Purpose.    The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

        (a)   "Board" shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

        (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c)   "Common Stock" shall mean the Common Stock, $.008 par value, of the Company.

        (d)   "Company" shall mean Ibis Technology Corporation, a Massachusetts corporation.

        (e)   "Compensation" shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation but shall exclude relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

        (f)    "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        (g)   "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

        (h)   "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (i)    "Employee" shall mean any person, including an officer, who is customarily employed for at least 20 hours per week by the Company or one of its Designated Subsidiaries and is not considered a temporary employee as defined in the Company's Policy Manual.

        (j)    "Exercise Date" shall mean the last day of each Offering Period of the Plan.

        (k)   "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but on or prior to the first business day of the fourth calendar month within such Offering Period, the term "Offering Date" shall mean the first business day of such fourth calendar month coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

        Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

        (l)    "Offering Period" shall mean a period of six months.

        (m)  "Plan" shall mean this Ibis Technology Corporation 2000 Employee Stock Purchase Plan.

        (n)   "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        3.    Eligibility.

        (a)   Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

        (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company; or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph (b).

        4.    Offering Periods.    The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on June 1 and December 1 of each year (or at such other time or times as may be determined by the Board of Directors). The initial Offering Period shall commence at a time to be determined by the Board. The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

        5.    Participation.

        (a)   An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Form shall set forth the percentage of the participant's

Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

        (b)   Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Periods to which the Enrollment Form is applicable, unless sooner terminated by the participant as provided in paragraph 10.

        6.    Method of Payment of Contributions.

        (a)   The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 15% of such participant's Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 15% of the participant's aggregate Compensation during said Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

        (b)   A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form authorizing a change in the deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of the filing of such new Enrollment Form, if the Enrollment Form is completed at least five (5) business days prior to such date, and, if not, as of the beginning of the next succeeding payroll period.

        (c)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time and for so long as the aggregate of all payroll deductions accumulated with respect to the current Offering Period and any other Offering Period ending within the current calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant's Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

        7.    Grant of Option.

        (a)   On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The fair market value of a share of the Common Stock shall be determined as provided in Section 7(b) herein.

        (b)   The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board based on the closing sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers

Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing sale price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9.    Delivery.    Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form. Any cash remaining in a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

        10.    Withdrawal; Termination of Employment.

        (a)   A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

        (b)   Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14 hereof, and his or her option will be automatically terminated.

        (c)   In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

        (d)   A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

        11.    Interest.    No interest shall accrue on the Contributions of a participant in the Plan.

        12.    Stock.

        (a)   The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee's account not applied to the purchase of stock pursuant to this Section 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

        (b)   The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

        13.    Administration.    The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

        14.    Designation of Beneficiary.

        (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (b)   Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15.    Transferability.    Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10 hereof.

        16.    Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

        17.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        18.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19.    Amendment or Termination.    The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18 hereof, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

        20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22.    Right to Terminate Employment.    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

        23.    Rights as a Stockholder.    Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No optionee shall have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company's share register.

        24.    Term of Plan.    The Plan became effective upon its adoption by the Board of Directors in February, 2000 and shall continue in effect for a term of ten years unless sooner terminated under paragraph 19 hereof.

        25.    Applicable Law.    This Plan shall be governed in accordance with the laws of State of Massachusetts, applied without giving effect to any conflict-of-law principles.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IBIS TECHNOLOGY CORPORATION

        The undersigned hereby appoints Martin J. Reid and William J. Schmidt, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Ibis Technology Corporation (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts, at 11:00 a.m. local time on Thursday, May 12, 2005, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

(Continued, and to be marked, dated and signed, on the other side)

IBIS TECHNOLOGY CORPORATION

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY WILL BE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IBIS TECHNOLOGY CORPORATION.	Please mark your votes like this	☒
The Board of Directors recommends a vote FOR all of the proposals.
		FOR	WITHHOLD AUTHORITY
1.	ELECTION OF TWO (2) CLASS II DIRECTORS:	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)
Donald McGuinness and Lamberto Raffaelli
		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO AMEND THE 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 300,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THIS PLAN.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO RATIFY APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005.	☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SHARE OWNERSHIP
MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH1
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DESCRIPTION OF EQUITY PLANS
ELECTION OF DIRECTORS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT